Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Edgewell Personal Care Company of our report dated November 16, 2022 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Edgewell Personal Care Company 's Annual Report on Form 10-K for the year ended September 30, 2022.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
February 24, 2023